UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2018

HOLLY BROTHERS PICTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55018	46-2111820
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

462 Stevens Ave, #310

Solana Beach, CA 92075

(Address of principal executive offices and zip code)

(440) 543-4645

(Registrant’s telephone number, including area code)

221 E. Washington Street

Chagrin Falls, OH 44023

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement

The Issuer agreed to enter into a conditional settlement with Plaintiffs Pioneer Group, LLC and Black Car, Inc. in a civil matter pending before the Superior Court for the State of California County of San Diego. The settlement agreement calls for the periodic issuance to Plaintiffs, subject to certain ownership and temporal limitations, of an aggregate of up to 3,078,000 and 3,157,000 shares respectively, exempted from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, and the California Corporations Code Section 25017(f)(3), as amended, after a fairness hearing evaluating the relative merits of the proposed agreement.

SECTION 8 - OTHER MATERIAL EVENTS

Item 8.01

Other Events

Pursuant to the above described conditional settlement the Company through its legal counsel will appear at an ex parte hearing to issue an order approving settlement on Monday April 2, 2018 at 8:15 a.m. in department 71 of the Superior Court for the State of California, County of San Diego, Central Division located at 330 West Broadway San Diego, California 92101. To the extent any of the Issuer’s shareholders have objections to the conditional settlement or questions regarding the same they are encouraged to reach out to the Issuer at (858) 987-4910.

SECTION 9 - EXHIBITS AND FINANCIAL STATEMENTS

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement and Mutual Release Agreement, dated March 22, 2018
10.2	Stipulation and Proposed Order Thereon, dated March 22, 2018

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY BROTHERS PICTURES, INC.

DATE: March 29, 2018	By:	/s/ Brent Willson
	Name:	Brent Willson
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement and Mutual Release Agreement, dated March 22, 2018
10.2	Stipulation and Proposed Order Thereon, dated March 22, 2018

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